                                                                    EXHIBIT 10.1

                                    SCHEDULE
                                     TO THE
                              ISDA MASTER AGREEMENT

                           DATED AS OF MARCH 13, 2001

                                     BETWEEN
           MERRILL LYNCH CAPITAL SERVICES, INC. ("PARTY A" OR "MLCS")
                                       AND
                 FORD CREDIT AUTO OWNER TRUST 2001-B ("PARTY B")


PART 1.  TERMINATION PROVISIONS.

(a)      "SPECIFIED ENTITY" means:

         (i)      in relation to Party A:  Not Applicable.

         (ii)     in relation to Party B:  Not Applicable.

(b) "SPECIFIED TRANSACTION" shall have the meaning specified in Section 14 of this Agreement.

(c) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will not apply to Party A and will not apply to Party B.

(d) The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii), if applicable, will apply to Party A but not to Party B.

(e) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will not apply to Party A and will not apply to Party B.

(f) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(g) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A but not to Party B.

         With regard to Party A, "Threshold Amount" means $100,000,000.

(h) The "MERGER WITHOUT ASSUMPTIONS" provisions of Section 5(a)(vii) will not apply to Party A and will not apply to Party B.

(i) The "CREDIT EVENT UPON MERGER" provision in Section 5(b)(iv), will not apply to Party A and not apply to Party B.

(j) The "TAX EVENT" provision of Section 5(b)(ii) will apply to Party B and will not apply to Party A.

(k) The "TAX EVENT UPON MERGER" provision of Section 5(b)(iii) will apply to Party B and will not apply to Party A.

(l) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(m)      PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
         Agreement:

         (i) Market Quotation will apply unless Party B is the Non-defaulting Party or the party which is not the Affected Party, as the case may be, and Party B enters into a replacement Transaction on or prior to the Early Termination Date, in which event Loss will apply.

         (ii)     The Second Method will apply.

(n)      "TERMINATION CURRENCY" means United States Dollars.

(o) "ADDITIONAL TERMINATION EVENT". The following shall constitute an Additional Termination Event:

         (i) ACCELERATION OR LIQUIDATION OF THE NOTES. It shall be an Additional Termination Event with Party B the sole Affected Party if Party A or Party B elects to terminate the Transactions (1) following an Event of Default as defined in
                  Section 5.1(i) or Section 5.1(ii) of the Indenture which has resulted in an acceleration of the Notes, provided such acceleration has not been rescinded and annulled pursuant to
                  Section 5.2(b) of the Indenture, or (2) upon a liquidation of the Indenture Trust Estate pursuant to Section 5.4(iv) of the Indenture. In such event, either Party A or Party B may, by not more than 20 days notice to the other party and provided such Additional Termination Event is continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions. If an event or circumstance which would constitute an Event of Default by Party A under this Agreement gives rise to an Event of Default under the Indenture, it will be treated as an Event of Default by Party A and not an Additional Termination Event.

         (ii) AMENDMENTS MADE WITHOUT CONSENT OF PARTY A. It shall be an Additional Termination Event with Party B the Affected Party if any amendment or supplement to the Indenture or to any of the Receivables Transfer and Servicing Agreements which would adversely affect any of Party A's rights or obligations under this Agreement or modify the obligations of, or impair the ability of Party B to fully perform any of Party B's obligations under, this Agreement is made without the consent of Party A, which consent shall not be unreasonably withheld, provided that Party A's consent will be deemed to have been given if Party A does not object in writing within ten Business Days of receipt of a written request for such consent.

         (iii) DOWNGRADE OF PARTY A. It shall be an Additional Termination Event with Party A the Affected Party if (1) the Credit Rating of Party A is downgraded below "A2" by Moody's or "A" by Fitch, or is suspended or withdrawn by either Rating Agency,
                  (2) the short-term Credit Rating of Party A is downgraded below a rating of "A-1" by S&P, or is suspended or withdrawn by such Rating Agency, or (3) notice is given to Party B by any Rating Agency that the credit support, if any, with respect to Party A is no longer deemed adequate to maintain the then-current ratings of the Notes, and within 30 days of such downgrade, suspension, withdrawal or notification, Party A shall fail to either (X) deliver or post collateral acceptable to Party B in amounts sufficient to secure its obligations under this Agreement, (Y) assign its rights and obligations under this Agreement to a replacement counterparty acceptable to Party B or (Z) establish other arrangements necessary, if any, in each case so that the Rating Agencies confirm the ratings of the Notes that were in effect immediately prior to such downgrade, suspension, withdrawal or notification.


PART 2. TAX REPRESENTATIONS.

(a) PAYER TAX REPRESENTATIONS. For the purposes of Section 3(e) of this Agreement, Party A and Party B will each make the following representations to the other:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, each party may rely on:

         (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and

         (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

         provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)      PAYEE TAX REPRESENTATIONS.

         (i) For the purpose of Section 3(f) of this Agreement, Party A represents to Party B that it is a corporation organized under the laws of the State of Delaware.

         (ii) For the purpose of Section 3(f) of this Agreement, Party B represents to Party A that it is a business trust organized and existing under the laws of the State of Delaware.

                  It is (A) a "UNITED STATES PERSON" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or (B) wholly-owned by a "UNITED STATES PERSON" and disregarded as an entity separate from its owner for U.S. federal tax purposes.


PART 3.  DOCUMENTS TO BE DELIVERED.

(a)      For the purpose of Section 4(a)(i), the documents to be delivered are:

PARTY REQUIRED TO          FORM/DOCUMENT/                 DATE BY WHICH TO BE DELIVERED   SECTION 3(D)
DELIVER DOCUMENT           CERTIFICATE                                                    REPRESENTATION
Party A and Party B        An executed United States      (i) Upon execution of this      Applicable
                           Internal Revenue Service       Agreement, (ii) promptly upon
                           Form W-9 (or any successor     reasonable demand by the
                           thereto).                      other party and (iii)
                                                          promptly upon learning
                                                          that any such form
                                                          previously provided by
                                                          such party has become
                                                          obsolete or incorrect.

(b) For the purposes of Section 4(a)(ii), the other documents to be delivered are as follows:

PARTY REQUIRED TO           FORM/DOCUMENT/             DATE BY WHICH TO BE DELIVERED    SECTION 3(D)
DELIVER DOCUMENT            CERTIFICATE                                                 REPRESENTATION:
Party A and  Party B        Evidence of the            Upon or prior to the execution   Applicable
                            authority, incumbency      and delivery of this Agreement
                            and specimen signature     and, with respect to any
                            of each person executing   Confirmation upon request by
                            this Agreement or any      the other party.
                            Confirmation, Credit
                            Support Document or
                            other document entered
                            into in connection with
                            this Agreement on its
                            behalf or on behalf of a
                            Credit Support Provider
                            or otherwise, as the
                            case may be.

Party A and Party B         Certified copies of        Upon request by the other        Applicable
                            documents evidencing       party.
                            each Party's capacity to
                            execute and deliver this
                            Agreement, each
                            Confirmation and any
                            Credit Support Document
                            (if applicable), and to
                            perform its obligations
                            hereunder or thereunder
                            as may be reasonably
                            requested by the other
                            party.


Party A                     Annual audited financial   Promptly after request by        Applicable
                            statements of its Credit   Party B.
                            Support Provider
                            prepared in accordance
                            with generally accepted
                            accounting principles in
                            the country in which its
                            Credit Support Provider
                            is organized.


Party B                     Monthly reports to         On or prior to each Monthly      Applicable
                            noteholders and            Distribution Date.
                            certificateholders as
                            specified in the
                            Indenture (and all other
                            such notices required to
                            be given to the Swap
                            Counterparties under the
                            Indenture).

Party A and Party B         A legal opinion in form    On or prior to the Closing       Not Applicable
                            and substance              Date.
                            satisfactory to the
                            other party.

Party A                     An officer's certificate   On or prior to the Closing       Not Applicable
                            affirming the              Date.
                            information under
                            "Description of Swap
                            Counterparty" provided
                            to Party B for use in
                            Party B's offering
                            materials


Party B                     A copy of the executed     As soon as practical after the   Party B
                            Indenture and of each of   Closing Date.
                            the Receivables Transfer
                            and Servicing Agreements.


Party A and Party B         Such other documents as    Promptly upon request of the     Not Applicable
                            the other party may        other party.
                            reasonably request.

PART 4. MISCELLANEOUS.

(a) ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this Agreement, the addresses for notices and communications to Party A and Party B shall be as follows:

         TO PARTY A:

                  Merrill Lynch Capital Services, Inc.
                  Merrill Lynch World Headquarters
                  4 World Financial Center
                  New York, New York  10080
                  Attention:  Swap Group
                  Facsimile No.:  (212)  449-1788
                  Telephone No.:  (212)  449-0371

                  and with respect to Sections 5, 6 and 7 and any change to Party B's address, telephone number or facsimile number, with copy to:

                  CICG Counsel
                  Merrill Lynch World Headquarters
                  4 World Financial Center
                  New York, New York  10080
                  Attention:  Swaps Legal
                  Facsimile No.:  (212)  449-6693

         TO PARTY B:

                  The Bank of New York,
                  as Owner Trustee for Ford Credit Auto Owner Trust 2001-B 101 Barclay Street
                  New York, New York 10286
                  United States
                  Attention: Asset-Backed Finance Unit

         With copies to:

                  The Chase Manhattan Bank,
                  as Indenture Trustee for Ford Credit Auto Owner Trust 2001-B 450 West 33rd Street
                  New York, New York 10001
                  United States
                  Attention:  Michael A. Smith
                  Tel.:  (212) 946-3346
                  Fax:   (212) 946-8302

                  and

                  Ford Motor Credit Company
                  Ford Motor Company
                  World Headquarters
                  Office of the General Counsel
                  Attention of the Secretary
                  One American Road
                  Suite 1034-A1
                  Dearborn, MI  48121
                  Fax:   (313) 594-7742


(b)      PROCESS AGENT.  For the purposes of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent:      Party A.

         Party B appoints as its Process Agent:      The Bank of New York,
                                                     As Owner Trustee for Ford
                                                     Credit Auto Owner Trust
                                                     2001-B
                                                     101 Barclay Street
                                                     New York, New York  10286

(c)      OFFICES.  The provisions of Section 10(a) will apply to this Agreement.

(d)      MULTIBRANCH PARTY.  For purposes of Section 10(c) of this Agreement:

         (i)      Party A is not a Multibranch Party.

         (ii)     Party B is not a Multibranch Party.

(e) The CALCULATION AGENT shall be Ford Motor Credit Company, as Administrator of Party B pursuant to the Administration Agreement.

(f)      CREDIT SUPPORT DOCUMENTS.

         Party A: Guarantee of Merrill Lynch & Co., Inc. ("ML&Co.") in the form attached hereto as Exhibit A.

         Party B:  Not Applicable.

(g)      CREDIT SUPPORT PROVIDER.

         Credit Support Provider means in relation to Party A, ML&Co. Credit Support Provider means in relation to Party B, Not Applicable.

(h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of law doctrine).

(i) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.


PART 5. OTHER PROVISIONS.

(a)      REPRESENTATIONS.

         (i) NON-RELIANCE, ETC. Each party will be deemed to represent to the other party on the date that it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                  (1) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered to be investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

                  (2) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms and conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                  (3) STATUS OF PARTIES. The other party is not acting as a fiduciary for or adviser to it in respect of that Transaction.

         (ii) COMMODITY EXCHANGE ACT. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into between them that:

                  (1) each Transaction is intended to be exempt from, or otherwise not subject to regulation under, the Commodity Exchange Act;

                  (2) such party is an "eligible contract participant" within the meaning of the United States Commodity Exchange Act.

                  (3) such party is entering into each Transaction in connection with its line of business and not for purposes of speculation.


(b)      CONSENT TO RECORDING.

         Each party consents to the recording of the telephone conversations of trading and marketing and/or other personnel of the parties and their Affiliates in connection with this Agreement.

(c)      TAX PROVISIONS.

         (i) The definition of Tax Event, Section 5 (b)(ii), is hereby modified by adding the following provision at the end thereof:

                           "provided, however, that for purposes of clarification, the parties acknowledge that the introduction or proposal of legislation shall not, in and of itself, give rise to a presumption that a Tax Event has occurred."

         (ii) Party B will not be required to pay additional amounts in respect of an Indemnifiable Tax or be under any obligation to pay to Party A any amount in respect of any liability of Party A for or on account of any Tax.

(d)      NO SET OFF.

                  Notwithstanding any setoff right contained in any other agreement between Party B or any affiliate or Credit Support Provider of Party B, on the one hand, and Party A or any Affiliate or Credit Support Provider of Party B, on the other, whether now in existence or hereafter entered into unless such agreement shall specifically refer to this paragraph (d), each party agrees that all payments required to be made by it under this Agreement shall be made without setoff or counterclaim for, and that it shall not withhold payment or delivery under this Agreement in respect of, any default by the other party or any Affiliate or Credit Support Provider of the other party under any such other agreement or any amount relating to any such other agreement. For purposes of this paragraph (d), "Affiliate" shall have the meaning specified in Section 14 of this Agreement.

(e)      ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS OF THE PARTIES.

         (i) FINANCIAL STATEMENTS. Notwithstanding Section 5(a) (ii), the failure of either party to deliver any financial statement or monthly report referenced in Part 3 of this Schedule shall not constitute an Event of Default under Section 5(a)(ii).

         (ii) BANKRUPTCY CODE. Without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

         (iii) NON-PETITION. Party A covenants and agrees that it will not, prior to the date which is one year and one day following the payment in full of all of the Notes, Class C Certificates and Class D Certificates and the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke the process of any governmental authority for the purpose of commencing a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding up or liquidation of the affairs of Party B. Party A agrees that it has recourse against Party B only to the extent of the assets of the Party B and the proceeds thereof, and any claims against Party B shall be extinguished when the assets of Party B are exhausted.

         (iv) TRANSFER. Notwithstanding the provisions of Section 7, Party A may assign its rights and delegate its obligations under any Transaction, in whole or in part, to any Affiliate of ML & Co. (an "Assignee"), effective (the "Effective Transfer Date") upon delivery to the Administrator of both (a) an executed acceptance and assumption by the Assignee of the transferred obligations of MLCS under the Transaction (the "Transferred Obligations"); and (b) an executed guarantee of ML & Co., of the Transferred Obligations, substantially identical to the Credit Support Document with respect to MLCS; provided, that no transfer to an Assignee shall occur if (i) MLCS or the Assignee shall, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) an amount in excess of that which MLCS would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to
                  Section 2(d)(i)(4) corresponding to such excess; (ii) an Event of Default, Potential Event of Default or Termination Event would occur hereunder as a result of such transfer or (iii) any of the Rating Agencies shall reduce, suspend or withdraw their ratings of the Notes as a result of such transfer; and provided, further, that MLCS shall pay any fees and expenses incurred by or on the part of either party as a result of such transfer.

                  On the Effective Transfer Date, (a) MLCS shall be released from all obligations and liabilities arising under the Transferred Obligations; and (b) the Transferred Obligations shall cease to be a Transaction under this Agreement and shall be deemed to be Transaction under the ISDA Master Agreement between Assignee and Party B, provided that, if, on the Effective Transfer Date, Assignee and Party B have not entered into an ISDA Master Agreement, Assignee and Party B shall be deemed to have entered into an ISDA Master Agreement that is substantially identical to this Agreement, including this Schedule. At least 15 days prior to any such transfer MLCS shall notify the Administrator in writing of its intent to transfer its rights and delegate its obligations hereunder in accordance with the terms hereof, and shall state in writing that such transfer shall conform to the requirements of this
                  Part 5(e)(iv), whereupon the Administrator shall promptly notify each Rating Agency of such transfer.

         (v) PARTY B PLEDGE. Notwithstanding Section 7 of this Agreement to the contrary, Party A acknowledges that Party B will pledge its rights under this Agreement to the Indenture Trustee (as defined in the Indenture) for the benefit of the Noteholders (as defined in the Indenture) pursuant to the Indenture and agrees to such pledge. The Indenture Trustee shall not be deemed to be a party to this Agreement, provided, however, that the Indenture Trustee, acting on behalf of the holders of the Notes, shall have the right to enforce this Agreement against Party A. Party A shall be entitled to rely on any notice or communication from the Indenture Trustee to that effect. Party A acknowledges that Party B will pledge substantially all its assets to the Indenture Trustee for the benefit of the Noteholders and Party A and that all payments hereunder, including payments on early termination, will be made in accordance with the priority of payment provisions of the Indenture and the Sale and Servicing Agreement and on the Distribution Dates specified therein.

         (vi) LIMITED RECOURSE. The liability of Party B in relation to this Agreement and any Transaction hereunder is limited in recourse to the assets of Party B and proceeds thereof applied in accordance with the Indenture and the Sale and Servicing Agreement. Upon exhaustion of the assets of Party B and proceeds thereof in accordance with the Indenture and the Sale and Servicing Agreement, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. No recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B arising out of or based upon this Agreement or any Transaction hereunder against any holder of a beneficial interest, employee, officer or Affiliate thereof and no recourse shall be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B based upon or arising out of this Agreement against the Administrator, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Delaware Trustee or any stockholder, holder of a beneficial interest, employee, officer, director, incorporator or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of willful misconduct, bad faith or negligence.

                  In furtherance of and not in derogation of the foregoing, Party A acknowledges and agrees that it shall have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding paragraph, Party A either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then Party A further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Party B further acknowledges and agrees that no adequate remedy at law exists for a breach of this Part 5(e)(vi) and the terms of this Part 5(e)(vi) may be enforced by an action for specific performance. The provisions of this Part 5(e)(vi) shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

         (vii) CONSENT BY PARTY A TO AMENDMENTS TO CERTAIN DOCUMENTS. Before any amendment or supplement is made to the Receivables Transfer and Servicing Agreements or to the Indenture which would adversely affect any of Party A's rights or obligations under this Agreement or modify the obligations of, or impair the ability of Party B to fully perform any of Party B's obligations under, this Agreement, Party B shall provide Party A with a copy of the proposed amendment or supplement and shall obtain the consent of Party A to such amendment or supplement prior to its adoption, which consent shall not be unreasonably withheld; provided that Party A's consent will be deemed to have been given if Party A does not object in writing within ten Business Days of receipt of a written request for such consent.

         (viii)   NO AMENDMENT WITHOUT PRIOR CONFIRMATION BY RATING AGENCIES.
                  Section 9(b) of this Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agencies confirm that such amendment will not cause the reduction, suspension or withdrawal of their then current rating on any of the Notes, the Class C Certificates or the Class D Certificates, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error in the Agreement."

         (ix) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 (other than the definitions of "Applicable Rate", "Default

                  Rate" and "non-default rate") to the extent it relates to, or is used in connection with any such Section) shall be so held to be invalid or unenforceable.

(f) WAIVER OF RIGHT TO TRIAL BY JURY. Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction.

(g) SINGLE TRANSACTION. Party A and Party B each agrees and acknowledges that the only Transaction that is or will be governed by this Agreement is the Transaction evidenced by the Confirmation dated the date hereof.

(h)      ADDITIONAL DEFINITIONS.

         "ADMINISTRATION AGREEMENT" shall mean the administration agreement (including Appendix A thereto) dated as of March 1, 2001, as amended, supplemented or otherwise modified and in effect, by and among Party B, Ford Motor Credit Company, and The Chase Manhattan Bank.

         "ADMINISTRATOR" shall have the meaning assigned thereto in the Administration Agreement.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the State of Delaware are authorized or obligated by law, regulation or executive order to remain closed.

         "CLASS A NOTES" means the Class A Notes issued by Party B pursuant to the Indenture.

         "CLASS A-3 NOTES" means the Class A-3 Notes issued by Party B pursuant to the Indenture.

         "CLASS C CERTIFICATES" means the Class C Certificates issued by Party B pursuant to the Trust Agreement.

         "CLASS D CERTIFICATES" means the Class D Certificates issued by Party B pursuant to the Trust Agreement.

         "CLOSING DATE" shall mean March 22, 2001.

         "CREDIT RATING" means, with respect to Party A, the issuer rating of the head office of Merrill Lynch & Co. Inc. without regard to whether or not such rating is under review with positive or negative implications.

         "DISTRIBUTION DATE" shall mean the fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing April 16, 2001.

         "FITCH" means Fitch, Inc.

         "INDENTURE" shall mean the indenture dated as of March 1, 2001 (including Appendix A thereto), as amended, supplemented or otherwise modified and in effect, between Party B and The Chase Manhattan Bank, as Indenture Trustee.

         "INDENTURE TRUST ESTATE" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of Indenture for the benefit of the Noteholders and the Swap Counterparties (including, without limitation, all property and interests granted to the Indenture Trustee), including all proceeds thereof.

         "INDENTURE TRUSTEE" shall mean The Chase Manhattan Bank or any successor or replacement thereto pursuant to the Indenture.

         "MOODY'S" shall mean Moody's Investors Service, Inc.

         "NOTES" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes issued by Party B pursuant to the Indenture.

         "OTHER ASSETS" shall mean any assets (or interests therein) (other than the receivables and related property conveyed to Party B pursuant to the Sale and Servicing Agreement) conveyed or purported to be conveyed by the Seller to another Person or Persons other than Party A, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

         "PERSON" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "PURCHASE AGREEMENT" shall mean the purchase agreement (including Appendix A thereto) dated as of March 1, 2001, as from time to time amended, supplemented or otherwise modified and in effect, between Ford Motor Credit Company and Ford Credit Auto Receivables Two LLC.

         "RATING AGENCIES" shall mean Moody's, S&P and Fitch or any substitute rating agency that the Seller (as defined in the Indenture) requests to rate the Notes.

         "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" shall mean collectively the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement.

         "SALE AND SERVICING AGREEMENT" shall mean the sale and servicing agreement (including Appendix A thereto) dated as of March 1, 2001, as amended, supplemented or otherwise modified and in effect, by and among Party B, Ford Credit Auto Receivables Two LLC, as seller, and Ford Motor Credit Company, as servicer.

         "SELLER" shall mean Ford Credit Auto Receivables Two LLC, a Delaware limited liability company, pursuant to the Sale and Servicing Agreement.

         "S&P" shall mean Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

         "TRUST AGREEMENT" shall mean the Amended and Restated Trust Agreement (including Appendix A thereto), dated as of March 1, 2001, as amended, supplemented or otherwise modified and in effect, by and among Ford Credit Auto Receivables Two LLC, the Bank of New York (Delaware), as Delaware Trustee and The Bank of New York, as Owner Trustee.

                       IN WITNESS WHEREOF, the parties have executed this Schedule to the Master Agreement on the respective dates specified below with effect from the date specified on the first page of this document.



MERRILL LYNCH CAPITAL SERVICES, INC.     FORD CREDIT AUTO OWNER TRUST 2001-B
                                         By:  THE BANK OF NEW YORK
                                              not in its individual capacity but
                                              solely as Owner Trustee


By:     /s/ Roger A. Baum                By:    /s/ John Bobko
        ---------------------------             -----------------------------
Name:  Roger A. Baum                     Name:  John Bobko
Title: Designated Signatory              Title: Assistant Treasurer

Date:                                    Date:

EXHIBIT A - Form of  Confirmation
                                                     [Date]



To:            Merrill Lynch Capital Services, Inc.
               [   ]
Contact:       [                  ]
               Tel:  (212) [              ]

From:          Ford Credit Auto Owner Trust 2001-B
               c/o The Bank of New York, as
               owner trustee
               ABS Finance Unit
               101 Barclay Street
               12E Floor
               New York, NY  10286
Contact:       John Bobko
               Tel:  (212) 815-5613


Re:  Interest Rate Swap Reference No. [                  ]


Ladies and Gentlemen:

               The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Merrill Lynch Capital Services, Inc. ("Party A") and Ford Credit Auto Owner Trust 2001-B ("Party B") on the Trade Date listed below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the ISDA Agreement specified below.

               The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

               1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of March [ ], 2001, as amended and supplemented from time to time (the "Agreement") between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Other capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture referred to in the Agreement. In the event of any inconsistency between those terms and this Confirmation, this Confirmation will govern.

               2. The terms of the particular Transaction to which this Confirmation relates are as follows:

               Party A:                               Merrill Lynch Capital Services, Inc.

               Party B:                               Ford Credit Auto Owner Trust 2001-B.

               Trade Date:                            [           ].

               Effective Date:                        [           ].

               Notional Amount:                       [The Notional Amount initially shall equal [        ] and
                                                      shall decrease by an amount equal to the amount of the
                                                      reduction in the aggregate principal balance of the Class
                                                      [A- ] Notes on each Distribution Date.


                                                      Decreases in the Notional Amount with respect to the calculation of Fixed Amounts shall take effect as of the Period End Date occurring in the month of the Distribution Date.  Party B
                                                      shall determine the Notional Amount and shall inform Party A of such determination by the twelfth day of each calendar
                                                      month. ]

               Termination Date:                      The date the aggregate outstanding principal balance of the
                                                      Class A-[ ] Notes has been reduced to zero.

               Fixed Amounts

                   Fixed Rate Payer:                  Party B.

                   Fixed Rate Payer
                   Payment Date:                      The 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention.

                   Period End Date:                   The 15th day of each calendar month, with No Adjustment.

                   Fixed Rate:                        [    ]%.

                   Fixed Rate Day
                   Count Fraction:                    30/360.

               Floating Amounts

                   Floating Rate Payer:               Party A.

                   Floating Rate Payer
                   Payment Dates:                     The 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention.
                   Floating Rate for initial
                   Calculation Period:                [                ]

                   Floating Rate Option:              [USD-LIBOR-BBA.]

                   Designated Maturity:               One month.

                   Spread:                            [Spread] basis points.

                   Floating Rate Day
                   Count Fraction:                    Actual/360.

                   Reset Dates:                       The first day of each Floating Rate Payer Calculation Period.

               Business Days:                         New York and Delaware.

               3.  Account Details

               Payments to Party A:                    Merrill Lynch Capital Services, Inc.

                                                      ABA#:
                                                      Acct. #
                                                      Acct. Name:
                                                      Ref:  Ford 2001-B

               Payments to Party B:                   The Chase Manhattan Bank
                                                      ABA# 021-000-021
                                                      Account #:  [                ]
                                                      Account Name:  ITS Incoming Wire House Account
                                                      Ref:  Ford 2001-B

               Party A Operations Contact:            [                                 ]

               Party B Operations Contact:            The Chase Manhattan Bank
                                                      Corporate Trust Administration
                                                      450 West 33rd Street, 14th floor
                                                      New York, New York 10001
                                                      Attention:  Michael A. Smith
                                                      Tel:  (212) 946-3346
                                                      Fax:  (212) 946-8302

                   Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,


               FORD CREDIT AUTO OWNER TRUST 2001-B
               By: THE BANK OF NEW YORK
                    not in its individual capacity but solely as Owner Trustee




               By:______________________________
               Name:
               Title:


               MERRILL LYNCH CAPITAL SERVICES, INC.




               By:______________________________
               Name:
               Title: